Exhibit 99.2

Braze Announces Agreement to Acquire OfferFit

Braze furthers agentic AI innovation with acquisition of a leading AI decisioning company

NEW YORK, March 27, 2025 – Braze (Nasdaq: BRZE), the leading customer engagement platform that empowers brands to Be Absolutely Engaging™, today announced that it has entered into a definitive agreement to acquire OfferFit, an AI decisioning company, for $325 million, subject to customary closing adjustments.

AI decisioning agents can autonomously experiment, learn, and deliver highly relevant, personalized experiences. In September 2024, Braze shared its vision for agentic AI in customer engagement, building on its existing artificial intelligence research with the planned development of Project Catalyst. This native AI agent is designed to help brands personalize and optimize experiences with highly relevant Journeys, Content, and Incentives.

For four years, OfferFit has been building a multi-agent solution that recommends individualized cross-channel customer journeys in partnership with customer engagement solutions like Braze. Already brands have seen improved uplift by using the OfferFit AI technology, for example personalizing over a hundred characteristics within an email to promote new customer signups, or optimizing reactivation campaigns for inactive users. Once closed, Braze will be able to both more deeply integrate the existing sophisticated, multi-agent approach from OfferFit into its broader platform, and also leverage expertise from the OfferFit team alongside current Project Catalyst development to collectively drive more sophisticated experimentation and deliver 1:1 personalization for all aspects of a customer experience.

Exhibit 99.2

“At Braze, we’ve been innovating to help brands take advantage of frontier technology since our founding over a decade ago. From the beginning, our real-time stream processing technology differentiated Braze's modern approach to cross-channel Customer Engagement. Combined with Canvas as an orchestration layer and infused with BrazeAI throughout our stack, Braze is now responsible for the rapid and reliable delivery of trillions of personalized messages each year," said Bill Magnuson, Cofounder and CEO of Braze. “And now, with Braze's planned acquisition of OfferFit, our complementary products and teams will come together to define the next chapter of the evolution of Customer Engagement with AI. George, Victor, and I are incredibly excited about a future where reinforcement learning and modern transformer architectures are wielded within the Braze product ecosystem to drive a vision where Agentic AI automatically understands customers in greater depth, engages with them more completely, and strengthens customer relationships through heightened messaging relevance and intelligent optimization.”

“Like Braze, OfferFit was built to apply advanced technology to the hardest problems that marketers face. Focused on the decisioning layer, OfferFit replaces the manual work of A/B testing with reinforcement learning agents that autonomously experiment and learn optimal actions,” said George Khachatryan, Cofounder and CEO of OfferFit. “As a long-time technology partner of Braze, we already knew their team, and the synergies of joining forces were clear. As we come together formally, the excitement runs both ways as Victor and I look to leverage Braze's product ecosystem and global scale to enhance the existing OfferFit product, while also augmenting Project Catalyst and BrazeAI overall.”

Under the terms of the agreement, Braze will acquire OfferFit for $325 million, in a combination of cash and Braze Class A common stock. Subject to customary closing conditions, the acquisition is expected to close in the fiscal quarter ending July 31, 2025. Goldman Sachs & Co. LLC is acting as financial advisor and Davis Polk & Wardwell LLP is acting as legal advisor to Braze. Atlas Technology Group is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to OfferFit.

Additional details will be provided during the Braze Fourth Quarter Fiscal Year 2025 Financial Results Conference Call on Thursday, March 27th at 4:30 PM ET / 1:30 PM PT via Webcast available on the Braze investor relations website at investors.braze.com. Further details will also be available when the acquisition closes.

About OfferFit

OfferFit’s AI Decisioning Engine is a next-generation approach to personalization in CRM marketing. The old ways of personalization use a combination of propensity models, segments, manual A/B tests, and rules. OfferFit’s AI decisioning agents make 1:1 decisions on the optimal way to market to each individual customer. OfferFit works with top brands in telecom, energy, retail, travel, streaming video, and financial services, among others. Current customers include

Exhibit 99.2
Brinks Home, Canadian Tire, Chime, Foxtel Group, LATAM Airlines, MetLife, Pizza Express, Trainline, Wyndham Hotels, and Yelp. OfferFit was founded by Victor Kostyuk and George Khachatryan and is headquartered in Boston with team members around the world. Learn more at offerfit.ai.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News & World Report Best Companies to Work For, 2024 Best Small & Medium Workplaces in Europe by Great Place to Work®, 2024 Fortune Best Workplaces for Women™ by Great Place to Work® and was named a Leader by Gartner® in the 2024 Magic Quadrant™ for Multichannel Marketing Hubs and a Strong Performer in The Forrester Wave™: Email Marketing Service Providers, Q3 2024. Braze is headquartered in New York with 15 offices across AMER, LATAM, EMEA and APAC. Learn more at braze.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected benefits from acquisition of OfferFit by Braze, and the expected performance and capabilities of its products resulting therefrom. These forward-looking statements are based on the current assumptions, expectations and beliefs of Braze, and are subject to substantial risks, uncertainties and changes in circumstances that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, among others, the risk that the transaction may not be completed in a timely manner or at all; any restrictions or limitations imposed by regulatory authorities; the extent to which we achieve anticipated financial targets; the impact of management and organizational changes on OfferFit’s business; the impact on OfferFit employees and our ability to retain key personnel; our effectiveness in integrating the OfferFit platform and operations with our business; and our ability to realize our broader strategic and operating objectives. Further information on potential factors that could affect Braze results are included in Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, filed with the U.S. Securities and Exchange Commission on December 10, 2024, and the other public filings of Braze with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the views of Braze only as of the date of this press

Exhibit 99.2
release, and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

Braze Media Contact:
Katelyn Bryant
press@braze.com